                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              ON-SITE SOURCING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                             ON-SITE SOURCING, INC.
                             1111 NORTH 19TH STREET
                                  SIXTH FLOOR
                           ARLINGTON, VIRGINIA 22209
                                 (703) 276-1123

                                                                  August 5, 1999

Dear Stockholder:

    On behalf of the Board of Directors, it is my pleasure to invite you to attend the 1999 Annual Meeting of Stockholders of On-Site Sourcing, Inc. We will hold the Annual Meeting on September 3, 1999 at 8 a.m. eastern time in our principal executive office, which is located at 1111 North 19th Street, Sixth Floor, Arlington, Virginia.

    Enclosed with this letter is a Notice of Annual Meeting, a Proxy Statement, a proxy card and a return envelope. Both the Notice of Annual Meeting and the Proxy Statement provide details of the business that will be conducted at the Annual Meeting and other information about On-Site Sourcing.

    In addition to the formal items of business to be brought before the meeting, members of management will report on the Company's operations and answer questions.

    Your vote is very important. Please ensure that your shares will be represented at the meeting by completing, signing, and returning your proxy card in the envelope provided, even if you plan to attend the meeting. Sending us your proxy will not prevent you from voting in person at the meeting should you wish to do so.

                                            Sincerely,

                                            /s/ Christopher J. Weiler
                                                ------------------------
                                                Christopher J. Weiler
                                                Chief Executive Officer

                             YOUR VOTE IS IMPORTANT
     PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD BEFORE THE ANNUAL MEETING

                             ON-SITE SOURCING, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

             -----------------------------------------------------

                           DATE:  FRIDAY, SEPTEMBER 3, 1999
                           TIME:  8:00 A.M.
                           PLACE:  ON-SITE SOURCING
                                 1111 NORTH 19(TH) STREET
                                 SIXTH FLOOR
                                 ARLINGTON, VA 22209

              ---------------------------------------------------

    At the 1999 Annual Meeting we will ask you to:

    1.  Elect six directors;

    2.  Amend the 1998 Stock Option Plan;

    3. Ratify the selection of Reznick Fedder & Silverman, PC as the independent auditors for the fiscal year ending December 31, 1999; and

    4.  Transact any other business that is properly presented at the meeting.

    The accompanying Proxy Statement contains further information with respect to these matters.

    You will be able to vote your shares at the 1999 Annual Meeting if you were a stockholder of record at the close of business on July 23, 1999.

                                          By Order of the Board of Directors,

                                          /s/  Alfred T. Duncan
                                               ---------------------
                                               Alfred T. Duncan
                                               Secretary

August 5, 1999

                 YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT.

   PLEASE INDICATE YOUR VOTE ON THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE
       MEETING. IF YOU ATTEND THE MEETING, YOU WILL BE ABLE TO
                     REVOKE YOUR PROXY AND VOTE IN PERSON.

                               TABLE OF CONTENTS

                                                                                                           PAGE NO.
                                                                                                          -----------

GENERAL INFORMATION.....................................................................................           1

PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING.........................................................           2

  PROPOSAL 1: ELECTION OF DIRECTORS.....................................................................           2

  PROPOSAL 2: AMENDMENT TO 1998 STOCK OPTION PLAN.......................................................           3

  PROPOSAL 3: RATIFICATION OF INDEPENDENT ACCOUNTANTS...................................................           6

STOCK OWNERSHIP.........................................................................................           7

THE BOARD OF DIRECTORS..................................................................................           8

EXECUTIVE OFFICERS AND COMPENSATION.....................................................................          11

OTHER INFORMATION.......................................................................................          14

                             ON-SITE SOURCING, INC.
                             1111 NORTH 19TH STREET
                                  SIXTH FLOOR
                           ARLINGTON, VIRGINIA 22209
                                 (703) 276-1123

                            ------------------------

            PROXY STATEMENT FOR 1999 ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON SEPTEMBER 3, 1999

                            ------------------------

                              GENERAL INFORMATION

    This Proxy Statement provides important information that you should read before you vote on the proposals that will be presented to you at the 1999 Annual Meeting of the stockholders of On-Site Sourcing, Inc. The Annual Meeting will be held on Friday, September 3, 1999 at 8:00 a.m. eastern time at the Company's principal executive office, 1111 North 19th Street, Sixth Floor, Arlington, Virginia.

    This Proxy Statement provides detailed information about the Annual Meeting, the proposals on which you will be asked to vote at the Annual Meeting, and other relevant information.

    On August 5, 1999, we began mailing information to people who, according to our records, owned shares of On-Site Sourcing's common stock at the close of business on July 23, 1999.

    On-Site Sourcing is paying the cost of requesting these proxies. On-Site Sourcing's directors, officers and employees may request proxies in person or by telephone, mail, telecopy or letter. On-Site Sourcing will reimburse brokers and other nominees their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of On-Site Sourcing's common stock.

    A copy of our Annual Report, including financial statements for the fiscal year ended December 31, 1998, is being mailed with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. The Annual Report tells you how to get additional information about On-Site Sourcing.

VOTING YOUR SHARES

    You have one vote for each share of On-Site Sourcing common stock that you owned of record at the close of business on July 23, 1999. The number of shares you own (and may vote at the Annual Meeting) is listed on the enclosed proxy card.

    You may vote your shares at the Annual Meeting either in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares at the Annual Meeting in accordance with the instructions you give on the proxy card.

    If you decide to vote by proxy, your proxy card will be valid only if you sign, date and return it before the Annual Meeting. IF YOU COMPLETE THE PROXY CARD EXCEPT FOR THE VOTING INSTRUCTIONS, THEN YOUR SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS, FOR THE PROPOSED AMENDMENT TO THE ON-SITE SOURCING 1998 STOCK OPTION PLAN AND FOR THE RATIFICATION OF THE SELECTION OF REZNICK FEDDER & SILVERMAN, PC AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

REVOKING YOUR PROXY

    If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy in any one of three ways:

    - You may notify our Secretary, Alfred T. Duncan, in writing addressed to:
      On-Site Sourcing, Inc., 1111 North 19th Street, Sixth Floor, Arlington, Virginia 22209, that you wish to revoke your proxy.

    - You may submit a proxy dated later than your original proxy.

    - You may attend the Annual Meeting and vote. Merely attending the Annual Meeting will not by itself revoke a proxy; you must obtain a ballot and vote your shares to revoke the proxy.

VOTE REQUIRED FOR APPROVAL

    On July 23, 1999, 4,851,669 shares of On-Site Sourcing common stock were issued and outstanding. A "quorum" must be present at the Annual Meeting in order to transact business. A quorum will be present if 2,425,835 shares are represented at the Annual Meeting, either in person (by the stockholders) or by proxy. If a quorum is not present at the Annual Meeting, a vote cannot occur. Abstention and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted as votes cast. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

    If your shares of On-Site Sourcing common stock are held by a broker and you do not instruct the broker to vote those shares, the broker will have the authority to vote on Proposals 1, 2 and 3.

    The six nominees for director who receive the most votes cast at the Annual Meeting will be elected to serve as the directors of On-Site Sourcing. Proposals 2 and 3 require the approval of the holders of a majority of the votes cast on the proposal at the Annual Meeting. For this purpose, abstention and broker non-votes will be deemed shares not voted on such matters, will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for the approval of such matters.

    Votes at the Annual Meeting will be tabulated by Inspectors of Election appointed by the Company.

                PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

    We will present the following proposals at the Annual Meeting. We do not expect any other proposals. If anyone validly presents any other proposal, the named proxies will use your proxy to vote on those proposals as they believe is appropriate.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    You will elect six directors at the Annual Meeting to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal. The nominees for election to the Board of Directors are:

                                    Christopher J. Weiler
                                    Jorge R. Forgues
                                    Charles B. Millar
                                    Allen C. Outlaw
                                    Denis Seynhaeve
                                    Lance Waagner

    Each director will be elected to serve for a one-year term, or thereafter until his replacement is elected and qualified or until his earlier resignation or removal. Each of the six nominees is presently a member of the Board of Directors. We have been informed that all of the nominees for election to the Board are willing to serve as directors. However, if any of the nominees is unable or unwilling to stand for election or serve if elected, the named proxies will vote for such person or persons as the Board in its discretion may choose to replace any such nominees. The Board has no reason to believe that any nominees will be unable or unwilling to stand for election or serve if elected. More detailed information about each of the nominees is presented in the section of this Proxy Statement titled "The Board of Directors," which begins on page 8.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS.

                PROPOSAL 2: AMENDMENT OF 1998 STOCK OPTION PLAN

    We are asking you to approve an amendment to our 1998 Stock Option Plan that would increase the number of shares of our common stock that may be subject to options granted under the plan. This increase will not change the total number of shares of On-Site Sourcing common stock you have already authorized for issuance under our stock option plans, but rather moves them from the older stock option plans to our current stock option plan.

    Currently, the 1998 Stock Option Plan authorizes us to issue stock options to purchase up to 700,000 shares of On-Site Sourcing common stock. We are proposing to increase this number by:

    - the number of shares of common stock we may grant in the form of options under our 1995 Stock Option Plan, 1996 Stock Option Plan and 1997 Stock Option Plan, but have not yet granted; and

    - the number of shares of common stock we may be able to grant in the future under our 1995 Stock Option Plan, 1996 Stock Option Plan and 1997 Stock Option Plan if any stock options we already granted under these plans expire or are canceled or terminated because of termination of employment or otherwise.

    The following table shows the number of shares of common stock that you have already authorized for issuance under each of these plans, the number of shares of common stock subject to options that we have granted and are outstanding under each of these plans, the number of shares of common stock that have been issued upon the exercise of stock options granted under these plans, and the number of shares of common stock that are currently available to be granted by us under each of these plans:

 PLAN YEAR   AUTHORIZED   OUTSTANDING   EXERCISED   AVAILABLE
-----------  -----------  -----------  -----------  ---------
1995......      510,000      126,000            0     384,000
1996......      242,000       99,000       37,000     106,000
1997......      500,000      482,837            0      17,163
1998......      700,000      690,775            0       9,225

    If any stock options that were granted under these plans expire or are canceled or terminated in the future, which may happen when an employee terminates their employment with us or we terminate an employee, we would, in accordance with the terms of the plans, now be able to reissue them. The amendment we are asking you to approve would increase by 507,163 shares (the sum of the shares currently available under the 1995, 1996, 1997 and 1998 Stock Option Plans) the number of shares that may be subject to options under the 1998 Stock Option Plan, and allow us to reissue, under the 1998 Stock Option Plan, any shares subject to options under the 1995, 1996 and 1997 Stock Option Plans that expire or are canceled or terminated in the future. Thus, it is possible that the total number of shares of common stock that may be issued pursuant to the 1998 Stock Option Plan, if you approve this proposal, would be 1,915,000 (the sum of the shares authorized under the 1995, 1996, 1997 and 1998 Stock Option Plans, less the number of shares already issued upon exercise of stock options granted under those plans). In addition, the amendment will provide that no additional options will be granted under the 1995, 1996 or 1997 Stock

Option Plans after you approve this amendment. Thus, the total number of shares of common stock of On-Site Sourcing that may be issued pursuant to the 1995, 1996, 1997 and 1998 Stock Option Plans will not be changed by this amendment.

    The purpose of this amendment is to consolidate future option grants under the 1998 Stock Option Plan, rather than continuing to make option grants under any one of our four stock option plans. This will reduce the administrative costs of maintaining four separate stock option plans. We have not made any grants of options under the 1998 Stock Option Plan that are contingent upon receiving your approval for this proposal. Any grants of stock options under the plan will be made at the discretion of the Board of Directors or the Compensation Committee.

    The following is a summary of the 1998 Stock Option Plan assuming the proposed amendment is approved by you. This summary description is a fair and complete summary of the 1998 Stock Option Plan, including the proposed amendment; however, it is qualified in its entirety by reference to the full text of the 1998 Stock Option Plan, which was attached as Exhibit A to our 1998 Proxy Statement. The proposed amendment to the 1998 Stock Option Plan is attached to this Proxy Statement as Exhibit A.

SUMMARY OF THE PLAN

    The 1998 Stock Option Plan is designed to attract and retain qualified personnel in key positions, to provide officers, directors who are employees and other employees with a proprietary interest in On-Site Sourcing as an incentive to contribute to our success, and to reward key employees for outstanding performance and the attainment of targeted goals. The 1998 Stock Option Plan provides for the grant of incentive stock options ("ISOs") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as nonqualified stock options, both with respect to On-Site Sourcing common stock. Options to purchase no more than 1,207,163 shares of common stock may be granted under the 1998 Stock Option Plan, all of which may be in the form of either ISOs or nonqualified stock options. However, the maximum number of shares of common stock we may grant in the form of stock options under this plan will automatically increase so that we can reissue, under the 1998 Stock Option Plan, any shares of common stock available under any option granted under our 1995 Stock Option Plan, 1996 Stock Option Plan and 1997 Stock Option Plan that expires, is canceled or terminates for any other reason after the date of the First Amendment to the 1998 Stock Option Plan. Under the 1998 Stock Option Plan, the Board may grant options for up to 350,000 shares in a calendar year to any individual. The number of shares that may be issued under the 1998 Stock Option Plan may be adjusted to reflect any changes in the number of shares of On-Site Sourcing common stock due to the declaration of stock dividends, recapitalization resulting in stock splits or combinations or exchanges of shares.

    The 1998 Stock Option Plan authorizes the Board of Directors to administer the plan, but the Board may delegate its functions to the Compensation Committee. The Board's authority includes the authority to grant options to purchase common stock, determine which options constitute ISOs and which constitute nonqualified stock options and to determine the exercise price of the options granted, as well as broad discretion to set or amend other terms. In setting the exercise price for ISOs, the Board is limited by the rule described in the next paragraph relating to fair market value but may choose another method of setting the price for nonqualified stock options. (As of July 23, 1999, the fair market value as defined in the 1998 Stock Option Plan was $1.31 per share, based on the preceding day's closing price.) Options may be granted to employees, officers and employee directors as well as employees of present or future divisions and subsidiary corporations, a total of approximately 600 persons as of July 23, 1999. (We will refer to employees, officers or directors who are granted options under the 1998 Stock Option Plan as "optionees.") On-Site Sourcing does not receive separate consideration for the granting of options, other than the provision of services.

    Options granted as ISOs are subject to three limitations. The first is that ISO treatment is limited based on when the options first become exercisable--only the first $100,000 in common stock (valued as of the date of grant) that becomes exercisable under an individual's ISOs in a given year will receive ISO tax treatment. The second limitation is that the option price must at least equal 100% of the fair market value of the shares of common stock on the date of grant of the option. The third limitation is that the option price for stockholders holding 10% or more of the outstanding shares of common stock of On-Site Sourcing must at least equal 110% of the fair market value of the common stock.

    Options granted under the 1998 Stock Option Plan may only be exercised while the optionee is then in the employ of On-Site Sourcing and has remained continuously so employed since the date of the grant of the option or within 90 days after such employment ends. If an optionee is terminated for cause, all of his or her options terminate upon such termination. If an optionee is terminated by reason of death, disability or retirement, all of his or her options, to the extent already exercisable, may be exercised for 12 months after such date. Options granted under the 1998 Stock Option Plan are not transferable other than by will, the laws of descent and distribution or to a revocable inter vivos trust for the primary benefit of the optionee and his or her spouse.

    Options will terminate no later than 10 years after their date of grant. However, options intended to be ISOs under the 1998 Stock Option Plan will expire no later than five years after the date of grant if the option is granted to an employee who owns (or is deemed to own) more than 10% of the outstanding common stock. No Options may be granted after 10 years after the earlier of the Board's approval of the 1998 Stock Option Plan or the stockholders' approval.

    The Board may at any time and from time to time suspend, terminate, modify or amend the 1998 Stock Option Plan. However, any such action will be contingent upon stockholder approval if required to comply with the requirements of law or of any stock exchange or market on which the common stock trades. No suspension, termination, modification or amendment of the 1998 Stock Option Plan may adversely affect any option previously granted, unless the written consent of the optionee is obtained.

TAX CONSEQUENCES

    ISOS. ISOs under the 1998 Stock Option Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

    There generally are no federal income tax consequences to the optionee or On-Site Sourcing by reason of the grant or exercise of an ISO. However, the exercise of an ISO may increase the optionee's alternative minimum tax liability, if any.

    If an optionee holds stock acquired through exercise of an ISO for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss that will be long-term or short-term depending on whether the stock was held for more than one year. Capital gains currently are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to
Section 16(b) of the Exchange Act.

    To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, On-Site Sourcing will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and perhaps, in the future, the satisfaction of a withholding obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

    NONSTATUTORY STOCK OPTIONS. Nonstatutory stock options granted under the 1998 Stock Option Plan generally have the following federal income tax consequences:

    There are no tax consequences to the optionee or On-Site Sourcing by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, On-Site Sourcing is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of any withholding obligation, On-Site Sourcing will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    POTENTIAL LIMITATION ON DEDUCTIONS. Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee, may cause this limitation to be exceeded in any particular year.

    Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Code Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period; (ii) the per-employee limitation is approved by the shareholders; (iii) the option is granted by a compensation committee with voting members comprised solely of "outside directors"; and (iv) either the exercise price of the option is no less than the fair market value of the stock on the date of grant, or the option is granted (or exercisable) only upon the achievement (as certified by the compensation committee) of an objective performance goal established by the compensation committee while the outcome is substantially uncertain.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE 1998 STOCK OPTION PLAN.

              PROPOSAL 3: RATIFICATION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors, with the concurrence of the Audit Committee, has selected Reznick Fedder & Silverman, P.C. of Bethesda, Maryland as our independent accountants for the fiscal year ending December 31, 1999. Reznick Fedder & Silverman will serve as the principal accountant to audit the financial statements of On-Site Sourcing. Reznick Fedder & Silverman has served as our independent accountants for the years ended December 31, 1996, 1997 and 1998. If the stockholders do not ratify the appointment of Reznick Fedder & Silverman, the engagement of independent accountants will be reevaluated by the Board of Directors. Even if the appointment is ratified, the Board of Directors in its discretion may nevertheless appoint another firm of independent accountants at any time during the year if the Board of Directors determines that such change would be in the best interests of the stockholders and On-Site Sourcing.

    Representatives of Reznick Fedder & Silverman are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE ENGAGEMENT OF REZNICK FEDDER & SILVERMAN AS ON-SITE SOURCING'S INDEPENDENT ACCOUNTANTS.

                                STOCK OWNERSHIP

    There were a total of 4,851,669 shares of common stock of On-Site Sourcing outstanding on July 23, 1999. The following table sets forth how many shares were owned on that date by (1) each person or group who beneficially owns more than five percent (5%) of the outstanding shares of On-Site Sourcing common stock; (2) each Director and Named Executive Officer, individually, and (3) the Directors and executive officers as a group.

    In preparing the following table, we relied upon statements filed with the SEC by beneficial owners of more than five percent (5%) of the outstanding shares of On-Site Sourcing common stock pursuant to Section 13(d) or 13(g) of the Securities Act of 1934, unless we knew or had reason to believe that the information contained in such statements was not complete or accurate, in which case we relied upon information which we considered to be accurate and complete. Unless otherwise noted, the business address of each of the following is 1111 North 19th Street, Sixth Floor, Arlington, Virginia 22209.

                                                                              NUMBER             APPROXIMATE
                                                                             OF SHARES          PERCENTAGE OF
                                                                           BENEFICIALLY          BENEFICIAL
NAME                                                                           OWNED              OWNERSHIP
-----------------------------------------------------------------------  -----------------  ---------------------

Denis A. Seynhaeve.....................................................         537,000                11.1%
  220 Wardour Drive
  Annapolis, MD 21401

Christopher J. Weiler (1)..............................................         366,225                 7.5%

Allen C. Outlaw (2)....................................................         248,133                 5.1%

Alfred T. Duncan (3)...................................................          62,225                 1.3%

Lance Waagner(4).......................................................          36,666                    *

Jorge R. Forgues (5)...................................................          51,084                 1.0%
  500 Huntmar Park Drive
  Herndon, VA 20170

Charles B. Millar (6)..................................................          56,584                 1.1%
  1101 Vermont Ave., N.W.
  Washington, D.C. 20005

Edward G. Hook (7).....................................................          51,795                 1.0%

John Sabanosh (8)........................................        43,575                  *
All executive officers and Directors as a group..........     1,453,287              28.1%

------------------------

*   Less than 1%

(1) Includes 4,225 shares subject to options that are exercisable currently or exercisable within 60 days.

(2) Includes 41,133 shares subject to options that are exercisable currently or exercisable within 60 days.

(3) Includes 62,225 shares subject to options that are exercisable currently or exercisable within 60 days.

(4) Includes 36,666 shares subject to options that are exercisable currently or exercisable within 60 days.

(5) Includes 51,084 shares subject to options that are exercisable currently or exercisable within 60 days.

(6) Includes 51,084 shares subject to options that are exercisable currently or exercisable within 60 days.

(7) Includes 27,395 shares subject to options that are exercisable currently or exercisable within 60 days.

(8) Includes 43,575 shares subject to options that are exercisable currently or exercisable within 60 days.

                             THE BOARD OF DIRECTORS

MEMBERSHIP

    We have set forth below certain information for each of the members of the Board of Directors of On-Site Sourcing. Each of the following directors has been nominated for re-election to the Board at the Annual Meeting:

--------------------------------------------------------------------------------

CHRISTOPHER J. WEILER

    AGE:  37

    DIRECTOR SINCE:  December 1992

    PRINCIPAL OCCUPATION: Chairman of the Board, Chief Executive Officer and President

    RECENT BUSINESS EXPERIENCE: Mr. Weiler founded On-Site Sourcing with John Stoppelman in December 1992 and has been President, Chief Executive Officer and a director since that time. Mr. Weiler graduated from the United States Naval Academy in 1985 and served in the United States Navy as a surface warfare officer and as a Navy Senate Liaison Officer on Capitol Hill, Washington, D.C., and has worked for Pitney Bowes Management Services.

--------------------------------------------------------------------------------

JORGE R. FORGUES

    AGE:  44

    DIRECTOR SINCE:  July 1996

    PRINCIPAL OCCUPATION:  Chief Financial Officer of Treev Corporation

    RECENT BUSINESS EXPERIENCE: Mr. Forgues has served as Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer of Treev Corporation (formerly Network Imaging Corporation), a Herndon, Virginia-based publicly traded software developer, since April 1996. From October 1993 until April 1996, Mr. Forgues was Vice President of Finance and Administration, Chief Financial Officer and Treasurer of Globalink, a Fairfax, Virginia-based, publicly-traded software company.

--------------------------------------------------------------------------------

CHARLES B. MILLAR

    AGE:  38

    DIRECTOR SINCE:  August 1996

    PRINCIPAL OCCUPATION:  Senior Vice President of Johnston, Lemon & Co., Inc.

    RECENT BUSINESS EXPERIENCE: Mr. Millar has been a Senior Vice President of the Washington, D.C. investment banking firm of Johnston, Lemon & Co., Inc. since 1991.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

ALLEN C. OUTLAW

    AGE:  33

    DIRECTOR SINCE:  March 1994

    PRINCIPAL OCCUPATION:  Executive Vice President--Marketing

    RECENT BUSINESS EXPERIENCE: Mr. Outlaw has been Vice President of Marketing since September 1997. From March 1994 until September 1997, Mr. Outlaw served as Vice President of Sales and Marketing. From January 1991 until September 1997, Mr. Outlaw was owner and Director of Marketing of Justin Asset Management, an investment management firm.

--------------------------------------------------------------------------------

DENIS SEYNHAEVE

    AGE:  43

    DIRECTOR SINCE:  July 1999

    PRINCIPAL OCCUPATION:  President of Delmag Ventures, Inc.

    RECENT BUSINESS EXPERIENCE: Mr. Seynhaeve has served as President of Delmag Ventures, Inc. since its inception. Since 1993, Mr. Seynhaeve has invested in a number of businesses located in the Mid-Atlantic region. Mr. Seynhaeve serves on the boards of directors of several private companies. From 1985 to 1992, Mr. Seynhaeve managed the US subsidiary of Delsay Luggage, Inc.

--------------------------------------------------------------------------------

LANCE WAAGNER

    AGE:  34

    DIRECTOR SINCE:  March 1998

    PRINCIPAL OCCUPATION:  Executive Vice President--Information Technology

    RECENT BUSINESS EXPERIENCE: Mr. Waagner has served as the Executive Vice President, Information Technology, since March 1998. From February 1991 until March 1998, Mr. Waagner established and directed the information technology department at Kilpatrick & Stockton LLP, a law firm, where he oversaw the firm's technology needs as the firm expanded in size from 525 persons to more than 1,000.

--------------------------------------------------------------------------------

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

    Regular meetings of the Board of Directors are normally held every two months. During 1998, the Board of Directors held six meetings. Each director attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which he served.

AUDIT COMMITTEE

    The Audit Committee reviews our financial statements to confirm that they reflect fairly our financial condition and to appraise the soundness, adequacy and application of accounting and operating controls. The Audit Committee also recommends independent accountants to the Board of Directors, reviews the scope of the audit function of the independent accountants and reviews audit reports rendered by the independent accountants. The Audit Committee met one time in 1998. The members of the Audit Committee are:

                   Jorge R. Forgues (Chairman)

                   Charles B. Millar

COMPENSATION COMMITTEE

    The Compensation Committee determines the compensation of the officers of On-Site Sourcing. The Compensation Committee met four times in 1998. The members of the Compensation Committee are:

                   Charles B. Millar (Chairman)

                   Jorge R. Forgues

                   Christopher J. Weiler

DIRECTOR COMPENSATION

    Directors currently receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. John Stoppelman (who was a director at the time) was granted options to purchase 60,000 shares of On-Site Sourcing common stock and Messrs. Forgues, Millar and Wasserman were each granted options to purchase 40,000 shares of On-Site Sourcing common stock. The options granted to Messrs. Stoppelman and Wasserman terminated in 1998. The options granted to Messrs. Forgues and Millar vest over a period of three years in equal portions at the end of each quarter and have an exercise price equal to the market price of On-Site Sourcing common stock at the time of grant. Directors who also serve as officers do not receive separate compensation, cash or otherwise, for their service as directors.

                      EXECUTIVE OFFICERS AND COMPENSATION

EXECUTIVE OFFICERS

    We set forth below certain information about the executive officers of On-Site Sourcing, except for Messrs. Weiler, Outlaw and Waagner, whose information is found on pages 8-9.

--------------------------------------------------------------------------------

ALFRED T. DUNCAN                EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

    AGE:                        55

    OFFICER SINCE:              July 1998

    POSITION(S) HELD AT         Executive Vice President, Chief Financial Officer and
    COMPANY:                    Secretary

    PREVIOUS BUSINESS EXPERIENCE: From June 1997 until July 1998, Mr. Duncan served as Vice President and Chief Financial Officer of Meadowlanders, Inc., owners of the New Jersey Devils, a National Hockey League team. From 1992 until June 1997, Mr. Duncan was an independent management consultant to the computer, software and consumer electronics industries. Mr. Duncan holds a BSCE from Duke University and an MBA from Harvard University.

--------------------------------------------------------------------------------

EDWARD HOOK                     EXECUTIVE VICE PRESIDENT, REPROGRAPHICS SERVICES

    AGE:                        45

    OFFICER SINCE:              July 1998

    POSITION(S) HELD AT         Executive Vice President, Reprographics Services
    COMPANY:

    PREVIOUS BUSINESS EXPERIENCE: Mr. Hook joined On-Site Sourcing as Executive Vice President, Reprographics Services in July 1998, having served the Company as a consultant since April 1998. From February 1997 until April 1998, Mr. Hook served as an independent consultant for ASE Associates, involving strategic planning and corporate development. From 1984 to February 1997, Mr. Hook served as Senior Vice President of Shields Business Solutions, a company engaged in the sale and service of office products to the financial and legal industries.

--------------------------------------------------------------------------------

JOHN SABANOSH                   EXECUTIVE VICE PRESIDENT

    AGE:                        48

    OFFICER SINCE:              June 1998

    POSITION(S) HELD AT         Executive Vice President
    COMPANY:

    PREVIOUS BUSINESS EXPERIENCE: From 1995 until 1998 Mr. Sabanosh was Vice President of Phoenix International, LLC, an international trade and investment company. From 1991 until 1995, he was General Manager of FedComp, Inc., where he restored the software firm to profitability. He has a B.S. in Business from Virginia Polytechnic Institute and State University.

--------------------------------------------------------------------------------

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information regarding the compensation of the Chief Executive Officer and the other executive officers whose annual compensation (salary and bonus) for services rendered in all capacities exceeded $100,000 for the year ended December 31, 1998.

                                                                                                   OTHER
                                                                       ANNUAL COMPENSATION        ANNUAL
                                                                    --------------------------    COMPEN-
NAME AND PRINCIPAL POSITION                               YEAR       SALARY ($)     BONUS($)    SATION ($)
-----------------------------------------------------  -----------  -------------  -----------  -----------
Christopher Weiler...................................        1998       125,145        20,000           --
  President and CEO                                          1997       118,917            --           --
                                                             1996        92,000                         --
Allen Outlaw.........................................        1998       299,708         5,000           --
  Executive Vice President, Marketing                        1997        99,028            --           --
                                                             1996        75,734
Lance Waagner........................................        1998       148,754
  Executive Vice President, Information Technology

                                                               LONG TERM
                                                              COMPENSATION
                                                        -----------------------
                                                                        ALL
                                                                       OTHER
                                                         OPTIONS/     COMPEN-
NAME AND PRINCIPAL POSITION                              SAR'S (#)  SATION ($)
-----------------------------------------------------   ----------- -----------
Christopher Weiler...................................        4,225          --
  President and CEO                                             --          --
                                                                --          --
Allen Outlaw.........................................      107,800          --
  Executive Vice President, Marketing                           --          --
Lance Waagner........................................           --
  Executive Vice President, Information Technology          77,500

    Other than an employee funded 401k plan which does not receive matching funds from On-Site Sourcing and the 1995,1996,1997 and 1998 Stock Option Plans, as of December 31, 1998, we did not have any contingent forms of remuneration, including any pension, retirement, stock appreciation, cash or stock bonus, or other compensation plan.

INFORMATION REGARDING OPTION GRANTS TO AND HELD BY THE NAMED EXECUTIVE OFFICERS

    We have set forth below certain information concerning the grant and exercise of options to purchase On-Site Sourcing's common stock during the last completed fiscal year to each of the named executive officers.

                                              NUMBER OF      PERCENT OF
                                             SECURITIES     TOTAL OPTIONS
                                             UNDERLYING      GRANTED TO
                                               OPTIONS      EMPLOYEES IN      EXERCISE    EXPIRATION
NAME                                           GRANTED       FISCAL YEAR        PRICE        DATE
-------------------------------------------  -----------  -----------------  -----------  -----------
Christopher Weiler.........................      4,225(1)           0.4%           1.13     9/15/2003
Allen Outlaw...............................    100,000(2)           9.8%           1.63     8/28/2003
                                                 7,800(1)           0.8%           1.13     9/15/2003
Lance Waagner..............................     70,000(3)           6.9%           3.44     3/09/2003
                                                 7,500(1)           0.7%           1.13     9/15/2003

------------------------

(1) The options granted are incentive stock options, which are exercisable as of the date of grant at or above the market price on the date of grant and expire five years from the date of grant.

(2) The options granted are non-qualified stock options, which are exercisable in cumulative quarterly amounts of 8.3% of the shares over a three-year period at or above the market price on the date of grant, and expire five years from the date of grant.

(3) The options granted are incentive stock options, which are exercisable in cumulative quarterly amounts of 8.3% of the shares over a three-year period at or above the market price on the date of grant, and expire five years from the date of grant.

OPTION EXERCISES IN FISCAL 1998 AND VALUE OF OPTIONS AT DECEMBER 31, 1998

    We set forth below information about options exercised during the last completed fiscal year for the named executive officers and about options they held at the end of the fiscal year.

                                                                                    NUMBER OF SECURITIES
                                                                                   UNDERLYING UNEXERCISED
                                                                                        OPTIONS HELD
                                            SHARES                                 AT FISCAL YEAR-END (#)
                                          ACQUIRED ON              VALUE         --------------------------
NAME                                    EXERCISE (#)(1)       REALIZED ($)(2)    EXERCISABLE  UNEXERCISABLEE
-----------------------------------  ---------------------  -------------------  -----------  -------------
Christopher Weiler.................                0                     0            4,225             0
Allen Outlaw.......................                0                     0           16,133        91,667
Lance Waagner......................                0                     0           25,000        52,500

                                            VALUE OF
                                           UNEXERCISED
                                           IN-THE-MONEY
                                           (3) OPTIONS
                                             AT FISCAL
                                              YEAR-END
                                              ($) (4)
                                     --------------------------
NAME                                 EXERCISABLE  UNEXERCISABLE
-----------------------------------  ----------  --------------
Christopher Weiler.................     $1,690           0
Allen Outlaw.......................     $3,120           0
Lance Waagner......................     $3,000           0

------------------------

(1) Represents the number of shares with respect to which options were exercised.

(2) The value of exercised options represents the difference between the exercise price of such options and the closing market price of On-Site Sourcing's common stock on the date of exercise.

(3) Options are "in-the-money" if the closing market price of On-Site Sourcing's common stock exceeds the exercise price of the options.

(4) The value of unexercised options represents the difference between the exercise price of such options and $1.53, the market price of On-Site Sourcing's common stock on December 31, 1998.

EMPLOYMENT AGREEMENTS

    On-Site Sourcing and Mr. Weiler entered into an employment agreement dated as of January 1998, which is effective until January 2001. Mr. Weiler is compensated at a rate of $160,000 per year, and is eligible to receive bonuses in cash or stock at the discretion of the Board of Directors based on quarterly reviews of Mr. Weiler's and On-Site Sourcing's performance. The Board of Directors may terminate Mr. Weiler's employment agreement at any time with or without cause. If Mr. Weiler is terminated without cause, he will be entitled to receive a severance payment equal to twelve months base salary plus the value of his other employment benefits accrued at the time of termination. The employment agreement contains a covenant that restricts Mr. Weiler from competing with On-Site Sourcing for the term of the agreement and for a period of one year thereafter. In the event of a change in control of On-Site Sourcing, Mr. Weiler has the right to exercise any of his options to acquire On-Site Sourcing common stock, including options that have not, by their terms, vested prior to the date of the change in control.

    On July 1, 1998, On-Site Sourcing and Mr. Outlaw entered into an employment agreement which was effective until June 30, 1999. The agreement is subject to renewal by the Board. Mr. Outlaw is compensated at the rate of $240,000 per year and is eligible for a bonus relating to growth in revenues from our reprographics operations The Board of Directors may terminate Mr. Outlaw's employment agreement at any time with or without cause. If Mr. Outlaw is terminated without cause, he will be entitled to receive a severance payment equal to three months base salary plus the value of his other employment benefits accrued at the time of termination. The employment agreement contains a covenant that restricts Mr. Outlaw from competing with On-Site Sourcing for the term of the agreement and for a period of one year thereafter. In the event of a change in control of On-Site Sourcing, Mr. Outlaw has the right to exercise any of his options to acquire On-Site Sourcing's common stock, including options that have not, by their terms, vested prior to the date of the change in control.

                               OTHER INFORMATION

CERTAIN TRANSACTIONS

    In March 1996, On-Site Sourcing loaned $89,900 to Mr. Outlaw. The loan bears interest at an annual rate equal to 6%. At December 31, 1998 the outstanding balance under this loan was $53,400, with principal and interest due April 1, 2000.

    During 1997, On-Site Sourcing paid approximately $88,000 to The Stoppelman Law Firm, P.C., of which Mr. Stoppelman (the former Chairman of the Board and Secretary) was a principal. Pursuant to a retainer agreement, On-Site Sourcing paid The Stoppelman Law Firm $7,000 per month from July 1997 to July 1998. We believe that the fees charged and retainer arrangement were no less favorable than those obtainable from an unaffiliated third party. This arrangement with The Stopppelman Law Firm terminated on July 15, 1998 when Mr. Stoppelman died.

AVAILABILITY OF FORM 10-KSB

    We have mailed a copy of our Annual Report to each stockholder entitled to vote at the Annual Meeting. Copies of our Form 10-KSB for the year ended December 31, 1998 and Forms 10-QSB for the three-month periods ended March 31, 1999 and June 30, 1999 are available at no charge to all stockholders upon request to us and will also be available at the Annual Meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based on our review of forms provided to On-Site Sourcing and representations from our directors, executive officers and 10% stockholders, we are not aware of any failure to timely file reports requested by Section 16 of the Securities Act of 1934, as amended.

STOCKHOLDER PROPOSALS FOR 2000

    If you want to include a proposal in the proxy statement for On-Site Sourcing's 2000 Annual Meeting, send the proposal to On-Site Sourcing, Inc.,
Attn: Alfred T. Duncan, Chief Financial Officer and Secretary, at 1111 North 19th Street, Sixth Floor, Arlington, Virginia 22209. Proposals must be received on or before May 6, 2000 to be included in next year's proxy statement. Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as well as the requirements of On-Site Sourcing's certificate of incorporation and bylaws. On-Site Sourcing will be able to use proxies given to it for next year's meeting to vote for or against any proposal at On-Site Sourcing's discretion unless the proposal is submitted to On-Site Sourcing on or before June 20, 2000.

                                            By Order of the Board of Directors
                                            Alfred T. Duncan
                                            Secretary

Arlington, Virginia

August 5, 1999

                                                                       EXHIBIT A

                             ON-SITE SOURCING, INC.
                   FIRST AMENDMENT TO 1998 STOCK OPTION PLAN

    Section 4 of the On-Site Sourcing 1998 Stock Option Plan is amended as follows (deleted text is shown as strike-through, added text is shown in bold double underline):

    "The shares subject to Options hereunder shall be shares of the Company's Common Stock (the "Common Stock"). Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or that may be reacquired by the Company. The aggregate number of shares of Common Stock as to which Options may be granted from time to time under the Plan shall not exceed
<#>700,000</#> 1,207,163, all of which may be in the form of either Incentive
Stock Options or Nonqualified Stock Options; PROVIDED, THAT, SUCH NUMBER SHALL AUTOMATICALLY INCREASE BY THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE UNDER ANY OPTION GRANTED UNDER THE COMPANY'S 1995 STOCK OPTION PLAN, 1996 STOCK OPTION PLAN AND 1997 STOCK OPTION PLAN (THE "PRIOR PLANS") THAT EXPIRES, IS CANCELED OR TERMINATES FOR ANY OTHER REASON AFTER THE DATE OF THE FIRST AMENDMENT TO THIS PLAN; AND PROVIDED FURTHER, THAT, NO OPTIONS TO PURCHASE SHARES OF COMMON STOCK MAY BE GRANTED UNDER THE PRIOR PLANS AS OF OR AFTER THE DATE THE STOCKHOLDERS APPROVE THE FIRST AMENDMENT TO THIS PLAN. The aggregate number of shares of Common Stock as to which Options may be granted under the Plan to an individual in any calendar year shall not exceed 350,000. If any Option expires, is canceled, or terminates for any other reason, the shares of Common Stock available under that Option will again be available for the granting of new options (but will be counted against that calendar year's limit for a given individual). The limitation established by this Section shall be subject to adjustment as provided in Section 7.9 hereof. If any outstanding Option expires or is terminated without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such Option shall (unless the Plan shall have been terminated) become available for subsequent grants of Options."

                                                                           PROXY
                             ON-SITE SOURCING, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Christopher J. Weiler and Alfred T. Duncan, and each of them severally, as their proxies with full power of substitution and resubstitution for and in the name, place and stead of the undersigned to vote upon and act with respect to all of the shares of Common Stock of On-Site Sourcing, Inc. (the "Company") standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the Annual Meeting of Stockholders to be held on September 3, 1999, at 8:00 AM at the Company's offices located at 1111 North 19th Street, Sixth Floor, Arlington, Virginia 22209, or any adjournment(s) thereof. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT DATED AUGUST 5, 1999.

Proposal 1.  Election of each of the following nominees to the Board of
             Directors of the Company:

           Christopher J. Weiler, Allen C. Outlaw, Denis Seynhaeve, Lance Waagner, Charles B. Millar, Jorge R. Forgues

               / / FOR                                         / / WITHHOLD

           The undersigned may withhold authority to vote for any one or more of the nominees by lining through or otherwise striking out the name of such nominee.

Proposal 2.  To approve the Amendment to the 1998 Stock Option Plan.

               / / FOR                / / AGAINST                / / ABSTAIN

Proposal 3.  To ratify the selection of Reznick Fedder & Silverman, PC as independent accountants for the Company for the fiscal year ending December 31, 1999.

               / / FOR                / / AGAINST                / / ABSTAIN

            PLEASE MARK YOUR VOTES IN THE CORRESPONDING BOXES ABOVE

                                                     (Continued on reverse side)

    THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES FOR DIRECTOR, AND FOR PROPOSALS 2 AND 3. If more than one of the proxies named shall be present in person or by substitution at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitution, shall exercise all of the powers hereby given.

                                           DATE:
                                           -------------------------------------

                                           -------------------------------------
                                                         Signature

                                           -------------------------------------
                                                         Signature

                                           Please date this proxy and sign your
                                           name exactly as it appears hereon.
                                           When there is more than one owner,
                                           each should sign. When signing as an
                                           attorney, administrator, executor,
                                           guardian or trustee, please add your
                                           title as such. If executed by a
                                           corporation, the proxy should be
                                           signed by a duly authorized officer.